SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION

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Certain Slides Presented at American Capital Strategies, Ltd. Q1 2003 Earnings Conference Call

  2003 Employee Option Plan Proposal

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  3.5 MM Options
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  Exercise price will be market price at date of grant

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  Once Granted, Exercise Price Will be Reduced by:
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  Cash dividends, unless discontinued by the Compensation & Compliance Committee
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  And, the Committee may reduce the exercise price by:
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  Stock dividends
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  Splits & reverse splits
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  Recapitalization or similar change in corporate structure

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  Options will be expense starting Q2
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  Dividend Calculation and Taxable Income Will Not Change Due to GAAP Expensing of Options
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  NOI will be reduced due to option expense

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  Subject to Shareholder Approval at May 15, 2003 Shareholders' Meeting

  Option Plan Proposal—Cont.

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  We Compete with Private Equity & Mezzanine Partnerships
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  General Partner generally receives 20% interest in the income and gains of each newly raised fund "Carried Interest"
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  20% Carried Interest is split among partners and other employees

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  Current Plan Mimics Carried Interest
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  The current option plan together with the loan program is economically similar to a Carried Interest, but has proven to have much higher risk due to foreclosures

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  The proposed option plan is more economically similar to a Carried Interest, including the risk profile
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  It further aligns employees with shareholder's interest in receiving dividends, as well as growth in the stock price

  Option Plan Proposal—Cont.

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  Compensation Committee of the Board of Directors Grants all Options
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  Historically, broadly granted to virtually all employees

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  A competitive plan is critical to our ability to attract, motivate and retain some of the best buyout professionals in the industry